UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

ScanTech AI Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42463	93-3502562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Enterprise Drive Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

+1 (470) 655-0886

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Timely Periodic Financial Reports Requirement

On August 26, 2025, ScanTech AI Systems Inc. (the “Company”) received a deficiency letter (the “Periodic Report Notice”) from Nasdaq Listing Qualifications of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the requirements of Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed with the U.S. Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 (the “Quarterly Report”). The Periodic Report Notice has no immediate effect on the listing of the Company’s common stock on The Nasdaq Global Market.

The Periodic Report Notice stated that the Company has 60 calendar days to submit a plan to regain compliance. The Company intends to file the Quarterly Report as soon as practicable and, if necessary, to submit a plan with Nasdaq to regain compliance. If the Company submits a plan and Nasdaq accepts the plan, Nasdaq can grant an exception of up to 180 calendar days from the Quarterly Report’s due date, or until February 16, 2026, to regain compliance with Nasdaq Listing Rule 5250(c)(1). If Nasdaq does not accept the Company’s plan, the Company would have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

Item 8.01.	Other Events.

On August 29, 2025, the Company issued a press release announcing its receipt of the Periodic Report Notice from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”), including statements regarding the Company’s management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including timing for filing the Quarterly Report and possibly regaining compliance with Nasdaq Listing Rule 5250(c)(1), possible business combinations, revenue growth and financial performance, balance sheet structuring, product expansion and services. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Additionally, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report on Form 8-K are based on the current expectations and beliefs made by the management of the Company, in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effect on the Company, as well as other factors they believe are appropriate under the circumstances. There can be no assurance that future developments affecting the Company will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the Company’s ability to meet the other continued listing rules of Nasdaq and whether Nasdaq exercises its discretion, if necessary, to grant an extension period based on any plan of compliance that the Company submits, product and service acceptance, regulatory oversights, research and development success, and that the Company will have sufficient capital to operate as anticipated. Should one or more of these risks of uncertainties materialize, or should any of the assumptions of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the filings of the Company (and its predecessor, Mars) with the U.S. Securities and Exchange Commission (the “SEC”), and in the current and periodic reports filed or furnished by the Company (and its predecessor, Mars) from time to time with the SEC. All forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, based on the information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may otherwise be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2025	SCANTECH AI SYSTEMS INC.

	By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer